Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Intermountain Community Bancorp

Sandpoint, Idaho

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 13, 2012, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Intermountain Community Bancorp which are incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
BDO USA, LLP Spokane, WA March 13, 2012